Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189813 on Form F-3 of our reports dated April 28, 2016, relating to the consolidated financial statements of Aegean Marine Petroleum Network, Inc., and the effectiveness of Aegean Marine Petroleum Network, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Aegean Marine Petroleum Network, Inc. for the year ended December 31, 2015.

/s/ Deloitte Hadjipavlou Sofianos & Cambanis S.A.
Athens, Greece

April 28, 2016